SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FEDDERS CORPORATION

                    GAMCO INVESTORS, INC.
                                 1/29/03           15,000             3.0500
                                 1/17/03           10,000             3.2000
                                 1/16/03           22,100             3.1972
                                 1/14/03           15,000             3.4467
                                 1/13/03           11,800             3.4000
                                 1/09/03           10,000             3.0448
                                 1/09/03            2,000             3.0500
                                 1/06/03            5,000             3.0984
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 2/20/03           36,700             2.8132
                                 1/28/03           50,000             3.0230
                         GABELLI CONVERTIBLE FUND
                                 1/13/03          100,000-             *DO
                         GABELLI ASSET FUND
                                 2/03/03           10,000             3.0000
                                 1/21/03            9,000             3.0864


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.